Exhibit 10.11

IN ACCORDANCE WITH ITEM 601(B)(2)(II) OF REGULATION S-K, CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT CONTAINS PERSONALLY IDENTIFIABLE INFORMATION. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND MODIFICATION AND CONSENT

TO

AMENDED AND RESTATED

BUSINESS FINANCING AGREEMENT

This SECOND MODIFICATION AND CONSENT TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT (this “Modification”) is entered into as of June 27, 2023, by and between MNTN, INC. (f/k/a MNTN Digital, Inc.), a Delaware corporation (the “Borrower”) WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).

RECITALS

A.           WHEREAS, Borrower and Lender have entered into financing arrangements as set forth in that certain Amended and Restated business Financing Agreement, dated November 23, 2021, by and between Borrower and Lender (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Business Financing Agreement”).

B.            WHEREAS, Borrower and Lender have agreed to make certain modifications and amendments to the Business Financing Agreement set forth herein.

C.           Borrower is entering into this Modification with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Business Financing Agreement or any other Loan Document is being waived or modified by the terms of this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Definitions. Capitalized terms used and not defined in this Modification shall have the respective meanings given them in the Business Financing Agreement.

2.            Modifications.

(a)          Bank Statements. Section 4.14(j) of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“(j) within 30 days after the last day of each month, monthly bank statements for each Outside Account.”

(b)         Bank Accounts. Section 4.15 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“4.15 Maintain all of its and its Subsidiaries’ depository and operating accounts and investment accounts with Lender and utilize Lender’s International Banking Division for foreign currency wires, foreign exchange, hedging, swaps and letter of credit activity; provided, however, that Borrower shall be permitted to maintain (a) its existing payment processing accounts with Stripe and SwipeSum (the “Payment Processing Accounts”) so long as the balances in such accounts are swept to the Collection Account no less frequently than every five (5) business days and (b) deposit accounts with financial institutions other than Bank (the “Outside Accounts”), so long as (i) the aggregate amount of funds on deposit in all Outside Accounts collectively does not exceed the lesser of (A) [***]% of all of the average monthly cash and Cash Equivalents of the Borrower and its Subsidiaries and (B) $[***] and (ii) such Outside Accounts are, at all times, subject to a deposit account control agreement, in form and substance acceptable to Bank, duly executed by Borrower and such financial institutions where such deposit accounts are maintained. The provisions of the previous sentence shall not apply to (i) the Payment Processing Accounts or (ii) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such.”

(c)           Additional Definition. Section 12.1 of the Business Financing Agreement is amended to add, in addition to and not in limitation thereof, the following new definitions in the appropriate alphabetical order:

“ “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender and (d) money market funds the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Convertible Notes” means, collectively, (a) that certain Subordinated Convertible Promissory Note, dated as of February 24, 2023, made by Borrower to 2015-P Series of Sylvina Capital LP in the original principal amount of $5,000,000, (b) that certain Subordinated Convertible Promissory Note, dated as of January 27, 2023, made by Borrower to Bonfire Ventures Select II, L.P. in the original principal amount of $2,000,000, (c) that certain Subordinated Convertible Promissory Note, dated as of February 9, 2023, made by Borrower to BullVC Fund, LLC in the original principal amount of $5,000,000, (d) that certain Subordinated Convertible Promissory Note, dated as of January 30, 2023, made by Borrower to Daher Capital Ltd. in the original principal amount of $3,000,000, (e) that certain Subordinated Convertible Promissory Note, dated as of January 27, 2023, made by Borrower to Grant Ries in the original principal amount of $1,000,000, (f) that certain Subordinated Convertible Promissory Note, dated as of January 30, 2023, made by Borrower to Gray’s Creek Capital Partners Fund I, LP in the original principal amount of $1,000,000, (g) that certain Subordinated Convertible Promissory Note, dated as of January 27, 2023, made by Borrower to Greycroft Growth III, L.P. in the original principal amount of $12,500,000, (h) that certain Subordinated Convertible Promissory Note, dated as of January 30, 2023, made by Borrower to Hadi Partovi Investments LLC in the original principal amount of $2,000,000, (i) that certain Subordinated Convertible Promissory Note, dated as of January 27, 2023, made by Borrower to Jeffrey and Liesl Wilke Revocable Trust in the original principal amount of $1,000,000, (j) that certain Subordinated Convertible Promissory Note, dated as of February 28, 2023, made by Borrower to Mercato Partners Growth AI III, L.P. in the original principal amount of $36,077.94, (k) that certain Subordinated Convertible Promissory Note, dated as of February 8, 2023, made by Borrower to Mercato Partners Growth III, L.P. in the original principal amount of $963,922.06, (l) that certain Subordinated Convertible Promissory Note, dated as of February 27, 2023, made by Borrower to Mohammad Hassan Afkham-Ebrahimi in the original principal amount of $1,000,000, (m) that certain Subordinated Convertible Promissory Note, dated as of May 4, 2023, made by Borrower to IAG Fund III, LP in the original principal amount of $10,000,000, (n) that certain Subordinated Convertible Promissory Note, dated as of May 8, 2023, made by Borrower to Staley Capital SPV Opportunity Funds, L.P. in the original principal amount of $2,600,000 and (o) any other promissory note issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of January 27, 2023, by and among Borrower, the lenders from time to time party thereto for which Bank has received a subordination agreement, in form and substance acceptable to Bank duly executed by the payee under such promissory note, as may be amended from time to time.”

(d)           Maturity Date. The definition of “Maturity Date” set forth in Section 12.1 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“ “Maturity Date” means (a) May 24, 2024; provided, that, (i) if the Convertible Notes are repaid or converted to equity prior to July 27, 2024 in accordance with and pursuant to the terms of the Convertible Notes and so long as no Event of Default has occurred and is continuing or (ii) if the maturity of the Convertible Notes is extended beyond July 27, 2024 and so long as no Event of Default has occurred and is continuing (such extended maturity date, the “Extended Notes Maturity Date”), the Maturity Date determined pursuant to (A) clause (a)(i) shall be automatically extended to November 24, 2024 and (B) clause (a)(ii) shall be automatically extended to the earlier of (1) November 24, 2024 and (2)  the date that is sixty (60) days prior to the Extended Notes Maturity Date or (b) such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.”

(e)           Permitted Indebtedness. Clause (i) of the definition of Permitted Indebtedness are each deleted in their entirety and the following substituted therefor

“(i)        Subordinated Debt, which Subordinated Debt includes, without limitation, any Convertible Note pursuant to which Bank has received a subordination agreement, in form and substance acceptable to Bank, duly executed by the holder of such Convertible Note.”

(f)          Compliance Certificate. Exhibit A to the Business Financing Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

3.          Consent. To the extent Lender’s consent is necessary and/or required under the Business Financing Agreement, Lender hereby consents to the incurrence of the Indebtedness owing under the Convertible Notes, so long as such Indebtedness at all times, constitutes Subordinated Indebtedness.

4.         NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Modification without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Modification, each Releasing Party releases Lender, and each of Lender’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, in each case, that relate to, arise out of or otherwise are in connection with the Loan Documents or any of the negotiations, events or circumstances arising of or related to the Business Financing Agreement or the transactions contemplated thereby through the date of this Modification. Each Releasing Party acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

5.          CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. In addition, Borrower represents, warrants and covenants that since the date of the Business Financing Agreement or the last modification, consent or waiver to the Business Financing Agreement, if any, none of Borrower’s officers authorized to sign this Modification have changed. Except as expressly modified pursuant to this Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Modification in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to any subsequent modification agreements.

6.           EFFECTIVENESS OF THIS MODIFICATION. This Modification, and the waivers provided for herein, shall become effective upon the satisfaction, as determined by Lender, of the following conditions.

(a)           Modification. Lender shall have received this Modification fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Representations and Warranties. The representations and warranties set forth herein and in the Business Financing Agreement must be true and correct.

7.            CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Modification constitutes a “Loan Document” as defined and set forth in the Business Financing Agreement, and is subject to Sections 13 and 14 of the Business Financing Agreement, which are incorporated by reference herein.

8.            Notice of Final Agreement. By signing this document each party represents and agrees that: (a)  this written agreement represents the final agreement between the parties, (b) there are no unwritten oral agreements between the parties, and (c) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

9.            COUNTERPARTS; FACSIMILE SIGNATURES. This Modification may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

10.          CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever and to the extent necessary to reflect the changes described above.

11.          RATIFICATION. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Business Financing Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

12.          INTEGRATION. This Modification, together with the Business Financing Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:

MNTN, INC.

By:	/s/ Patrick Pohlen
Name:	Patrick Pohlen
Title:	Chief Financial Officer

LENDER:

WESTERN ALLIANCE BANK

By:	/s/ Victor Le
Name:	Victor Le
Title:	Senior Director

[Signature page to Second Modification to Amended and Restated Business Financing Agreement]

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”)

FROM:	MNTN DIGITAL, INC., a Delaware corporation (“Borrower”)

The undersigned authorized officer of Borrower hereby certifies, solely in his or her capacity as an officer of Borrower and not in his or her individual capacity, that in accordance with the terms and conditions of the Amended and Restated Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                   with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required			Complies

Monthly financial statements and Compliance Certificate	Quarterly* within 45 days		Yes	No

Annual financial statements (CPA-audited)	FYE within 180 days		Yes	No

10-Q, 10-K and 8-K	Within 5 days of filing		Yes	No

Roll Forward Borrowing Base certificate, A/R Agings, A/P Agings, sales or billings journal, cash receipts report	Quarterly* within 45 days		Yes	No

Monthly Bank Statements for Outside Accounts	Monthly within 30 days		Yes	No

Annual financial projections (Board-approved)	FYE within 60 days		Yes	No

Financial Covenants	Required	Actual		Complies

Adjusted Quick Ratio (tested quarterly*)	[***]:1.00	:1.00	Yes	No

Deposits

Deposits maintained with Lender: $

Deposits held outside of Lender: $

*Quarterly reporting and financial covenant testing only applies to Reduced Reporting Periods. Monthly reporting and financial covenant testing applies for all other periods.

[Continued on following page.]

Comments Regarding Exceptions:

See Attached. Sincerely,

SIGNATURE

TITLE

DATE